UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 25, 2014, Les Laboratoires Servier and Institut de Recherches Internationales Servier (collectively, “Servier”) and Pharmacyclics, Inc. (the “Company”) announced that they have mutually and amicably ended their collaboration pertaining to the ex-U.S. development of the Company’s pan-HDAC inhibitor compounds, including abexinostat, thereby returning global development and commercialization rights to the Company.
In connection therewith, on September 24, 2014, Servier terminated its Collaboration Agreement dated April 9, 2009, as amended (the “Collaboration Agreement”) with the Company.  The termination of the Collaboration Agreement and related Drug Supply Agreement and Safety Data Exchange Agreement shall be effective on November 23, 2014.  The Collaboration Agreement was terminated pursuant to a provision contained therein permitting Servier to terminate upon 60 days notice and did not require the payment of any early termination penalties.  Following such termination, neither the Company nor Servier will have any ongoing responsibilities to each other.  In connection with the termination, Servier assigned to the Company Servier’s rights in certain joint patent applications Servier filed with the Company.

Item 8.01	Other Events.

A copy of the press release announcing the termination of the collaboration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2014